Exhibit 10.3

GUARANTEE AGREEMENT

This Guarantee Agreement dated this 15th day of July, 2025, is between Boston Omaha Corporation (hereinafter “Guarantor”) and the United States of America as Lender/Grantor, acting through the Administrator of the Rural Utilities Service ("RUS'').

WHEREAS, Guarantor and FIF Utah LLC (hereinafter “Awardee”) are affiliated companies, both existing under the laws of Delaware;

WHEREAS, RUS is extending financial assistance to Awardee in the form of a loan and grant from RUS in an amount not to exceed $22,968,152 (Twenty-Two Million Nine Hundred Sixty-Eight Thousand One Hundred Fifty-Two Dollars), which is referred to as “Loan and Grant”; and

WHEREAS, a condition of the financial assistance is that Guarantor agrees to guarantee the repayment of the Loan, and the Grant, if required;

NOW THEREFORE, in consideration of RUS having agreed to make advances under the Loan and Grant:

1. Guarantor hereby guarantees payment to the RUS on demand of all moneys which Awardee becomes liable to pay to the RUS under the Loan/Grant Agreement, dated July 15, 2025, between Awardee and the RUS.

2. Guarantor further agrees that until Awardee has fully repaid the Loan, it shall not, without the prior written consent of RUS, incur additional secured or unsecured indebtedness other than (i) purchase money security interests, (ii) unsecured trade indebtedness and (iii) other debt arising in the ordinary course of business. Indebtedness under items (i), (ii), and (iii) in the aggregate shall not exceed ten percent (10%) of Guarantor’s consolidated total assets.

3. This guarantee may be enforced against Guarantor without the RUS first being required to exhaust any remedy it may have against Awardee. It is a continuing and irrevocable guarantee for the whole of the moneys due and will remain in full force and effect until discharged.

4. A demand of the RUS as to the amount due by Awardee will be conclusive evidence of the amount due to the RUS in the absence of manifest error.

5. This Guarantee Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

6. Any notice or other communication required to be given or made is to be in writing, and that notice effective if delivered by registered mail, email, by fax or in person to:

Address: Boston Omaha Corporation

251 Little Falls Drive

Wilmington, Delaware 19808

Attention: Adam Peterson, President

Tel: (302) 636-5401

Address: Rural Utilities Service

United States Department of Agriculture

South Building, Room 4121, STOP 1590

1400 Independence Avenue, SW

Washington, D.C. 20250-1590

Attention: Aylene Mafnas

Tel: (202) 720-1025

Email: TelecomPMRAusda.gov

IN WITNESS WHEREOF, the parties have executed this Guarantee Agreement on the dates shown below.

BOSTON OMAHA CORPORATION

By:/s/ Adam K. Peterson_______________

Adam K. Peterson

President and CEO

Dated: January 23, 2026